FICO Announces Earnings of $0.47 per Share for First Quarter Fiscal 2014

Revenue of $184 million vs. $190 million in prior year

SAN JOSE, Calif., Jan. 22, 2014 /PRNewswire/ -- FICO (NYSE: FICO), a leading predictive analytics and decision management software company, today announced results for its first fiscal quarter ended December 31, 2013.

(Logo: http://photos.prnewswire.com/prnh/20111010/CG83314LOGO)

First Quarter Fiscal 2014 GAAP Results
Net income for the quarter totaled $17.0 million, or $0.47 per share, versus $23.4 million, or $0.65 per share, reported in the prior year period.

First Quarter Fiscal 2014 Non-GAAP Results
Non-GAAP Net Income for the quarter was $26.2 million vs. $31.8 million in the prior year period. Non-GAAP EPS for the quarter was $0.73 vs. $0.88 in the prior year period. Free cash flow for the quarter was $25.5 million vs. $19.0 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

First Quarter Fiscal 2014 GAAP Revenue
The company reported revenues of $184.3 million for the quarter as compared to $190.0 million reported in the prior year period, a decrease of 3%.

"Our first quarter results were in line with our expectations, and we remain confident in our strategic direction," said Will Lansing, chief executive officer. "We drove very solid growth in both our Scores and Tools segments, but we had a soft quarter in Applications license revenue against an exceptionally strong comparable quarter. So our core franchises are healthy, the roll-out of our cloud-based solutions is on track, we remain disciplined about controlling costs, and we are maintaining our sharp focus on cash flow."

Revenues for the first quarter fiscal 2014 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $111.9 million in the first quarter compared to $124.7 million in the prior year quarter, a decrease of 10%. This was due to the early termination of a large Marketing Solutions customer in December 2012, and declines in Customer Management and Fraud Banking. A revenue increase in Mobility Solutions partially offset these declines.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and the myFICO® business-to-consumer (B2C) service, were $47.2 million in the first quarter compared to $43.4 million in the prior year quarter, an increase of 9%. The B2C revenue increased 22% and the B2B revenue increased 5% from the prior year quarter.
  Tools revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $25.2 million in the first quarter compared to $21.9 million in the prior year quarter, an increase of 15%, due to increased license sales of our Optimization solutions.

Outlook
The company is reiterating its previously provided guidance for fiscal 2014, which follows:

Fiscal 2014 Guidance
Revenue	$763 million - $773 million
GAAP Net Income	$91 million - $94 million
GAAP Earnings Per Share	$2.50-$2.60
Non-GAAP Net Income	$125-$128 million
Non-GAAP Earnings Per Share	$3.46-$3.56

The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results".

Company to Host Conference Call
The company will host a webcast tomorrow at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to report its first quarter fiscal 2014 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com/investors. A replay of the webcast will be available through February 23, 2014.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO
FICO (NYSE: FICO) delivers superior predictive analytics that drive smarter decisions. The company's groundbreaking use of mathematics to predict consumer behavior has transformed entire industries and revolutionized the way risk is managed and products are marketed. FICO's innovative solutions include the FICO® Score — the standard measure of consumer credit risk in the United States — along with the industry-leading solutions for managing credit accounts, identifying and minimizing the impact of fraud, and customizing consumer offers with pinpoint accuracy. Most of the world's top banks, as well as leading insurers, retailers, pharma businesses and government agencies rely on FICO solutions to accelerate growth, control risk, boost profits and meet regulatory and competitive demands. FICO also helps millions of individuals manage their personal credit health through www.myFICO.com. Learn more at www.fico.com. FICO: Make every decision count.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2013. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	September 30,
	2013	2013
ASSETS:
Current assets:
Cash and cash equivalents	$ 95,937	$ 83,178
Accounts receivable, net	141,112	143,733
Prepaid expenses and other current assets	20,639	22,277
Total current assets	257,688	249,188

Marketable securities and investments	18,709	18,140
Property and equipment, net	41,997	45,155
Goodwill and intangible assets, net	831,886	831,292
Other assets	15,996	17,772
	$ 1,166,276	$ 1,161,547

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 53,795	$ 54,418
Accrued compensation and employee benefits	28,457	39,281
Deferred revenue	48,388	49,181
Current maturities on debt	31,000	23,000
Total current liabilities	161,640	165,880

Senior notes	447,000	447,000
Other liabilities	18,213	17,990
Total liabilities	626,853	630,870

Stockholders' equity	539,423	530,677
	$ 1,166,276	$ 1,161,547

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2013	2012

Revenues:
Transactional and maintenance	$ 129,655	$ 129,898
Professional services	34,286	32,337
License	20,402	27,785
Total revenues	184,343	190,020

Operating expenses:
Cost of revenues	57,319	56,148
Research & development	18,092	14,552
Selling, general and administrative	66,989	69,665
Amortization of intangible assets	3,013	3,372
Restructuring and acquisition-related	3,660	3,289
	149,073	147,026
Operating income	35,270	42,994
Other expense, net	(8,087)	(7,951)
Income before income taxes	27,183	35,043
Provision for income taxes	10,206	11,622
Net income	$ 16,977	$ 23,421

Basic earnings per share:	$ 0.49	$ 0.67
Diluted earnings per share:	$ 0.47	$ 0.65

Shares used in computing earnings per share:
Basic	34,699	35,043
Diluted	35,820	36,151

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net income	$ 16,977	$ 23,421
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	8,167	7,973
Share-based compensation	7,235	5,832
Changes in operating assets and liabilities	(2,348)	(5,492)
Other, net	(1,653)	(3,005)
Net cash provided by operating activities	28,378	28,729

Cash flows from investing activities:
Purchases of property and equipment	(2,154)	(9,012)
Net activity from marketable securities	-	22,000
Cash paid for acquisitions, net of cash acquired	-	(27,605)
Other, net	-	50
Net cash used in investing activities	(2,154)	(14,567)

Cash flows from financing activities:
Proceeds from revolving line of credit	8,000	-
Proceeds from issuances of common stock	2,011	6,189
Repurchases of common stock	(27,125)	-
Other, net	3,857	(695)
Net cash provided by (used in) financing activities	(13,257)	5,494

Effect of exchange rate changes on cash	(208)	(426)

Increase in cash and cash equivalents	12,759	19,230
Cash and cash equivalents, beginning of period	83,178	71,609
Cash and cash equivalents, end of period	$ 95,937	$ 90,839

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2013	2012

Applications revenues:
Transactional and maintenance	$ 77,779	$ 79,625
Professional services	26,787	26,159
License	7,350	18,923
Total applications revenues	$ 111,916	$ 124,707

Scores revenues:
Transactional and maintenance	$ 43,318	$ 42,437
Professional services	589	903
License	3,273	107
Total scores revenues	$ 47,180	$ 43,447

Tools revenues:
Transactional and maintenance	$ 8,558	$ 7,836
Professional services	6,910	5,275
License	9,779	8,755
Total tools revenues	$ 25,247	$ 21,866

Total revenues:
Transactional and maintenance	$ 129,655	$ 129,898
Professional services	34,286	32,337
License	20,402	27,785
Total revenues	$ 184,343	$ 190,020

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2013	2012

GAAP net income	$ 16,977	$ 23,421
Amortization of intangible assets (net of tax)	1,996	2,265
Restructuring and acquisition-related (net of tax)	2,424	2,209
Stock-based compensation expense (net of tax)	4,792	3,917
Non-GAAP net income	$ 26,189	$ 31,812

GAAP diluted earnings per share	$ 0.47	$ 0.65
Amortization of intangible assets (net of tax)	0.06	0.06
Restructuring and acquisition-related (net of tax)	0.07	0.06
Stock-based compensation expense (net of tax)	0.13	0.11
Non-GAAP diluted earnings per share	$ 0.73	$ 0.88

Free cash flow
Net cash provided by operating activities	$ 28,378	$ 28,729
Capital expenditures	(2,154)	(9,012)
Dividends paid	(693)	(702)
Free cash flow	$ 25,531	$ 19,015

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts, Steve Weber, (800) 213-5542, investor@fico.com; or Media, Steve Astle, (415) 446-6204, stephenastle@fico.com